Exhibit 2.01
Resource Extraction Payment Report
Government-level disclosure
The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by government and type of payment.

	For the year ended December 31, 2024 (in USD millions)(1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements	Community and Social Responsibility	Total
United States
U.S Federal Government	72.7	147.1	0.8	—	—	—	—	—	220.6
Australia
Government of Queensland	2.5	135.3	17.9	—	—	—	—	—	155.7
Government of New South Wales	3.3	130.1	7.7	—	—	—	—	0.6	141.7
Government of Australia(3)	221.8	—	—	—	—	—	—	—	221.8
Total	300.3	412.5	26.4	—	—	—	—	0.6	739.8
(1)    All payments are reported in U.S. dollars (USD). Payments relating to projects in Australia were made in Australian dollars, which have been converted to USD using the exchange rate at time of payment.
(2)    Payments to the Government of Australia relate to income taxes of $221.8 million.
Project-level disclosure
The table below sets forth the details of our payments made to governments for the fiscal year ended December 31, 2024, by project and type of payment.

For the year ended December 31, 2024 (in USD millions)(1)
Project / Subnational Jurisdiction	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements	Community and Social Responsibility	Total
United States
Indiana, US	7.2	—	—	—	—	—	—	—	7.2
Illinois, US	2.7	—	0.3	—	—	—	—	—	3.0
New Mexico, US	1.6	—	0.1	—	—	—	—	—	1.7
Colorado, US	1.2	—	—	—	—	—	—	—	1.2
Wyoming, US	59.9	146.1	—	—	—	—	—	—	206.0
Alabama, US	0.1	1.0	—	—	—	—	—	—	1.1
Australia
Queensland, AU	2.5	135.3	17.9	—	—	—	—	—	155.7
New South Wales, AU	3.3	130.1	7.7	—	—	—	—	0.6	141.7
Total Company(2)	221.8	—	0.4	—	—	—	—	—	222.2
Total	300.3	412.5	26.4	—	—	—	—	0.6	739.8
(1)    All payments are reported in U.S. dollars (USD). Payments relating to projects in Australia were made in Australian dollars, which have been converted to USD using the exchange rate at time of payment.
(2)    Total Company payments do not relate to particular projects but to the consolidated Company within the respective countries. The reported amounts primarily represent income taxes of $221.8 million within Australia.

Exhibit 2.01
Payment details disclosure
The table below provides the details of payments made to governments for the fiscal year ended December 31, 2024.

For the year ended December 31, 2024 (in USD millions)(1)
Project	Country	Subnational Jurisdiction	Business Segment	Resource	Extraction Method(2)	Payment Type	Government	Payment Amount
Indiana, US	United States	Indiana, US	Other US Thermal	Coal	Open Pit	Taxes	U.S Federal Government	7.2
Illinois, US	United States	Illinois, US	Other US Thermal	Coal	Underground Mining	Taxes	U.S Federal Government	2.7
Illinois, US	United States	Illinois, US	Other US Thermal	Coal	Underground Mining	Fees	U.S Federal Government	0.3
New Mexico, US	United States	New Mexico, US	Other US Thermal	Coal	Open Pit	Taxes	U.S Federal Government	1.6
New Mexico, US	United States	New Mexico, US	Other US Thermal	Coal	Open Pit	Fees	U.S Federal Government	0.1
Colorado, US	United States	Colorado, US	Other US Thermal	Coal	Underground Mining	Taxes	U.S Federal Government	1.2
Wyoming, US	United States	Wyoming, US	Powder River Basin	Coal	Open Pit	Taxes	U.S Federal Government	59.9
Wyoming, US	United States	Wyoming, US	Powder River Basin	Coal	Open Pit	Royalties	U.S Federal Government	146.1
Alabama, US	United States	Alabama, US	Seaborne Metallurgical	Coal	Underground Mining	Taxes	U.S Federal Government	0.1
Alabama, US	United States	Alabama, US	Seaborne Metallurgical	Coal	Underground Mining	Royalties	U.S Federal Government	1.0
Queensland, AU	Australia	Queensland, AU	Seaborne Metallurgical	Coal	Open Pit	Taxes	Government of Queensland	1.9
Queensland, AU	Australia	Queensland, AU	Seaborne Metallurgical	Coal	Open Pit	Royalties	Government of Queensland	135.3
Queensland, AU	Australia	Queensland, AU	Seaborne Metallurgical	Coal	Open Pit	Fees	Government of Queensland	15.5
Queensland, AU	Australia	Queensland, AU	Corporate and Other	Coal	Open Pit	Taxes	Government of Queensland	0.6
Queensland, AU	Australia	Queensland, AU	Corporate and Other	Coal	Open Pit	Fees	Government of Queensland	2.4
New South Wales, AU	Australia	New South Wales, AU	Seaborne Metallurgical	Coal	Underground Mining	Taxes	Government of New South Wales	0.3
New South Wales, AU	Australia	New South Wales, AU	Seaborne Metallurgical	Coal	Underground Mining	Royalties	Government of New South Wales	22.8
New South Wales, AU	Australia	New South Wales, AU	Seaborne Metallurgical	Coal	Underground Mining	Fees	Government of New South Wales	2.0
New South Wales, AU	Australia	New South Wales, AU	Seaborne Thermal	Coal	Open Pit	Taxes	Government of New South Wales	3.0
New South Wales, AU	Australia	New South Wales, AU	Seaborne Thermal	Coal	Open Pit	Royalties	Government of New South Wales	107.3
New South Wales, AU	Australia	New South Wales, AU	Seaborne Thermal	Coal	Open Pit	Fees	Government of New South Wales	3.1
New South Wales, AU	Australia	New South Wales, AU	Seaborne Thermal	Coal	Open Pit	Community and Social Responsibility	Government of New South Wales	0.6
New South Wales, AU	Australia	New South Wales, AU	Corporate and Other	Coal	Open Pit	Fees	Government of New South Wales	2.6
Total Company(3)	Australia	N/A	All	Coal	Open Pit	Taxes	Government of Australia	221.8
Total Company(3)	United States	N/A	Corporate and Other	Coal	Open Pit	Fees	U.S Federal Government	0.4
Total								739.8
(1)    All payments are reported in U.S. dollars (USD). Payments relating to projects in Australia were made in Australian dollars, which have been converted to USD using the exchange rate at time of payment.
(2)    Extraction Method includes multiple methods (Open Pit and Underground Mining) for the following projects: Indiana, US; Queensland, AU, New South Wales, AU (Seaborne Thermal and Corporate and Other segments) and Total Company.
(3)    Total Company payments do not relate to particular projects but to the consolidated Company within the respective countries. The reported amounts primarily represent income taxes of $221.8 million within Australia.